Exhibit 10.4

DATED [•]

INDEMNITY AGREEMENT

between

Immatics N.V.

and

[•]

CMS Derks Star Busmann N.V.

cms.law

THE UNDERSIGNED

(1)

Immatics N.V., a public company under Dutch law, having its seat in Amsterdam, the Netherlands, and its address at Paul-Ehrlich-Strasse 15, 72076 Tübingen, Federal Republic of Germany, registered with the Dutch trade register under number 77595726 (the “Indemnitor”); and

(2)	[Mr. / Mrs. Ms.] [•], born in [•] on [•], residing at [•] (the “Indemnitee”).

RECITALS

(A)	The Indemnitee [will be / has been] appointed [managing / supervisory / executive / non-executive] director or executive officer of the Company [on [●]].

(B)	The Indemnitor has agreed to provide an indemnity to the Indemnitee on the terms of this Agreement.

IT IS AGREED AS FOLLOWS

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement the following terms shall have the following meanings:

“Agreement” means this indemnity agreement, including the Recitals;

“Business Day” means a day, other than a Saturday, Sunday or public holiday, on which banks are open for general business in Amsterdam, the Netherlands;

“Company” means Immatics N.V., a public company under Dutch law, registered with the Dutch trade register under number 77595726;

“Corporate Status” means the status of the Indemnitee as a present or former [managing director (in Dutch: bestuurder) or supervisory director (in Dutch: commissaris), officer or employee of the Company or a Subsidiary of the Company, or any partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent;

“Expenses” means all direct or indirect fees, costs and expenses of any nature or type whatsoever in connection with any Proceeding, including, without limitation, attorneys’ fees, disbursements and retainers, fees and disbursements of expert witnesses, private investigators and professional advisors, court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding, including reasonable compensation for time spent by the Indemnitee for which he or she is not otherwise compensated by the Company or any third party; “Expenses” also shall include expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent; “Expenses”, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee;

“Indemnifiable Amounts” means:

(a)	all Indemnifiable Expenses; and

(b)	all Indemnifiable Liabilities;

“Indemnifiable Expenses” means all Expenses incurred by the Indemnitee in connection with any Proceeding to which the Indemnitee was or is a party or is threatened to be made a party as a result of any act or omission by the Indemnitee in [his/her] Corporate Status;

“Indemnifiable Liabilities” means all Liabilities paid by the Indemnitee in connection with any Proceeding to which the Indemnitee was or is a party or is threatened to be made a party as a result of any act or omission by the Indemnitee in [his/her] Corporate Status;

“Indemnitee” has the meaning ascribed thereto in the head of this Agreement under (2);

“Indemnitor” has the meaning ascribed thereto in the head of this Agreement under (1);

“Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;

“Parties” means the parties to this Agreement and “Party” shall be construed accordingly;

“Proceeding” means any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, inquiry, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by the Indemnitee pursuant to Clause 7, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by him or her or of any action (or failure to act) on his or her part while acting as a director [or officer] of the Company, or by reason of his or her Corporate Status, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement;

“Subsidiary” means a subsidiary as referred to in section 2:24a of the Dutch Civil Code.

1.2	The following provisions shall apply to the interpretation of this Agreement:

(a)	words denoting the singular shall include the plural and vice versa, unless the context otherwise requires;

(b)	references to Recitals and Clauses are to respectively recitals and clauses of this Agreement, unless otherwise specified.

2.	INDEMNITY

2.1	The Indemnitor shall indemnify the Indemnitee as set out in Clauses 2.2 and 2.3.

2.2

Subject to Clauses 3.2 and 3.4, the Indemnitor shall indemnify the Indemnitee against all Expenses and Liabilities incurred or paid by the Indemnitee in connection with any Proceeding, other than a Proceeding brought by the Company against the Indemnitee, to which the Indemnitee was or is a party or is threatened to be made a party as a result of any act or omission by the Indemnitee in [his/her] Corporate Status.

2.3

Subject to Clauses 3.3 and 3.4, the Indemnitor shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any Proceeding brought by the Company against the Indemnitee as a result of any act or omission by the Indemnitee in [his/her] Corporate Status.

3.	EXCEPTIONS TO INDEMNITY

3.1

Subject to Clause 13, the Indemnitee shall be entitled to indemnification under Clause 2 in all circumstances and with respect to each and every specific claim, issue or matter involved in the Proceeding out of which the Indemnitee’s claim for indemnification has arisen, except as set out in Clauses 3.2 up to and including 3.4.

3.2

If indemnification is requested under Clause 2.2 and it has been adjudicated by a Dutch court or, in the case of arbitration, an arbitrator, in a final and conclusive decision that, in connection with such specific claim, issue or matter, the act or omission by the Indemnity may be characterised as intentional (in Dutch: opzettelijk), deliberately reckless (in Dutch: bewust roekeloos) or grossly negligent (in Dutch: ernstig verwijtbaar) conduct, or, with respect to any criminal Proceeding, the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful, the Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder to the extent that they arise out of such claim, issue or matter, unless the court shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such Indemnifiable Amounts which such court shall deem proper.

3.3

If indemnification is requested under Clause 2.3 and it has been adjudicated by a Dutch court or, in the case of arbitration, an arbitrator, in a final and conclusive decision that, in connection with such specific claim, issue or matter, the act or omission by the Indemnitee may be characterised as intentional (in Dutch: opzettelijk), deliberately reckless (in Dutch: bewust roekeloos) or grossly negligent (in Dutch: ernstig verwijtbaar) conduct, the Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder to the extent that they arise out of such claim, issue or matter, unless the court shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such Indemnifiable Expenses which such court shall deem proper.

3.4

To the extent payment is actually made to the Indemnitee under a valid and collectible insurance policy maintained at the expense of the Indemnitor, the Company or any Subsidiary of the Company, or any other company or partnership with which the Indemnitor is affiliated in a group, in respect of Indemnifiable Amounts in connection with such specific claim, issue or matter, the Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder except in respect of any excess of such Indemnifiable Amounts beyond the amount of payment under such insurance. Notwithstanding anything contained herein to the contrary, the Company is the primary indemnitor, and any indemnification or advancement obligation of any other person is secondary.

4.	PROCEDURE FOR PAYMENT OF INDEMNIFIABLE AMOUNTS

The Indemnitee shall submit to the Indemnitor a written request specifying the Indemnifiable Amounts for which the Indemnitee seeks payment under Clause 2 and the basis for the claim. The Indemnitor shall pay such Indemnifiable Amounts to the Indemnitee promptly, but in no event later than eight Business Days after receipt of such request. At the request of the Indemnitor, the Indemnitee shall furnish such documentation and information as are reasonably available to the Indemnitee and necessary to establish that the Indemnitee is entitled to indemnification hereunder.

5.	ADVANCE PAYMENT OF EXPENSES

5.1

The Indemnitor shall advance all Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding, including a Proceeding brought by the Company against the Indemnitee, in which the Indemnitee is involved as a result of any act or omission by the Indemnitee in [his/her] Corporate Status within eight Business Days after the receipt by the Indemnitor of a written statement from the Indemnitee requesting such advance or advances from time to time. Advances shall be unsecured and interest free. Advances shall be made without regard to the Indemnitee’s ability to repay the expenses and without regard to the Indemnitee’s ultimate entitlement to indemnification hereunder.

5.2

The Indemnitee shall submit to the Indemnitor a written request specifying the Indemnifiable Expenses for which the Indemnitee seeks an advancement under Clause 5.1, together with documentation evidencing that the Indemnitee has incurred or will incur such Indemnifiable Expenses.

6.	INDEMNITY FOR EXPENSES OF A WITNESS

Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, in [his/her] Corporate Status, a witness in any Proceeding to which the Indemnitee is not a party, [he/she] shall be indemnified against all Expenses actually and reasonably incurred by [him/her] or on [his/her] behalf in connection therewith.

7.	REMEDIES OF THE INDEMNITEE

7.1

In the event that the Indemnitee makes a request for payment of Indemnifiable Amounts under Clauses 2 and 4 or a request for an advancement of Indemnifiable Expenses under Clauses 5 or 6 and the Indemnitor fails to make such payment or advancement in a timely manner pursuant to this Agreement, the Indemnitee may petition a Dutch court of competent jurisdiction to enforce the Indemnitor’s obligations under this Agreement.

7.2	In any proceeding brought under Clause 7.1, the Indemnitor shall have the burden of proving that the Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

7.3

The Indemnitor agrees to reimburse the Indemnitee in full for any Expenses incurred by the Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by the Indemnitee under Clause 7.1, or in connection with any claim or counterclaim brought by the Company in connection therewith, whether or not the Indemnitee is successful in whole or in part in connection with any such action, except to the extent that it has been finally adjudicated by a Dutch court of competent jurisdiction that such reimbursement would be unlawful.

8.	DEFENCE OF THE UNDERLYING PROCEEDING

8.1

The Indemnitee shall notify the Indemnitor promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder, provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from the right, or otherwise affect in any manner any right of the Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless the Indemnitor’s ability to defend in such Proceeding is materially and adversely prejudiced thereby.

8.2

Subject to Clauses 8.3 and 8.4, the Indemnitor shall have the right to defend the Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder, provided, however, that the Indemnitor shall notify the Indemnitee of any such decision to defend within eight Business Days of receipt of notice of any such Proceeding under Clause 8.1. The Indemnitor shall not, without the prior written consent of the Indemnitee, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which includes an admission of fault of the Indemnitee or does not include, as an unconditional term thereof, the full release of the Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to the Indemnitee.

8.3	Clause 8.2 shall not apply to a Proceeding brought by the Indemnitee under Clause 7.1 or pursuant to Clause 13.1.

8.4	Notwithstanding Clauses 8.2 and 8.3, if in a Proceeding to which the Indemnitee is a party in [his/her] Corporate Status:

(a)

the Indemnitee reasonably concludes that [he/she] may have separate defences or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding;

(b)	a conflict of interest or potential conflict of interest exists between the Indemnitee on the one hand and the Indemnitor or the Company on the other hand, or

(c)	if the Indemnitor fails to assume the defence of such proceeding in a timely manner,

the Indemnitee shall be entitled to be represented by separate legal counsel of the Indemnitee’s choice at the expense of the Indemnitor. In addition, if the Indemnitor fails to comply with any of its obligations under this Agreement or in the event that the Indemnitor or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Indemnitee shall have the right to retain counsel of the Indemnitee’s choice, at the expense of the Indemnitor, to represent the Indemnitee in connection with any such matter and the Expenses incurred by the Indemnitee in any such matter shall constitute Indemnifiable Expenses.

9. WARRANTIES OF THE INDEMNITOR

The Indemnitor hereby warrants to the Indemnitee as follows:

(a)

the Indemnitor has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the signing and performance of the undertakings contemplated by this Agreement have been duly authorised by the Indemnitor;

(b)

this Agreement, when signed by the Indemnitor in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Indemnitor, enforceable against the Indemnitor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or similar laws affecting the enforcement of creditors’ rights generally.

10.	CONTRACT RIGHTS NOT EXCLUSIVE

The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which the Indemnitee may have at any time under applicable law, the articles of association of the Indemnitor, any other agreement or otherwise, both as to action in the Indemnitee’s official capacity and as to action in any other capacity as a result of the Indemnitee’s Corporate Status.

11.	SUCCESSORS

This Agreement shall be binding upon all successors under universal title of the Indemnitor and shall be binding on and inure to the benefit of the heirs of the Indemnitee. This Agreement shall continue for the benefit of the Indemnitee and such heirs after the Indemnitee has ceased to be a managing director, supervisory director, officer or employee of the Company or a Subsidiary of the Company.

12.	SUBROGATION

In the event of any payment of Indemnifiable Amounts under this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of the Indemnitee against other persons, and the Indemnitee shall take, at the request of the Indemnitor, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Indemnitor to bring suit to enforce such rights.

13.	THE INDEMNITEE AS CLAIMANT

13.1

Except as provided in Clauses 7.3 and 13.2, the Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by the Indemnitee against the Company, any Subsidiary of the Company, any managing director, supervisory director, officer or employee thereof, or any third party, unless the management board of the Company has consented to the initiation of such Proceeding or the Indemnitor provides indemnification, in its sole discretion.

13.2	Clause 13.1 shall not apply to counterclaims or affirmative defences asserted by the Indemnitee in an action brought against the Indemnitee.

14.	SERVICES OF THE INDEMNITEE

In consideration of the Indemnitor’s commitments hereunder, the Indemnitee agrees to serve or continue to serve as a [managing director] of the Company. However, this Agreement shall not impose any obligation on the Indemnitee or the Indemnitor to continue the Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

15.	NOTICES

15.1

Any notice or other communication in connection with this Agreement shall be in writing and shall be delivered personally or by courier or sent by registered post or e–mail. Any notice or other communication shall be in the English language.

15.2

Any notice or other communication to the Indemnitor shall be sent to the Indemnitor [to the following department] for the attention of the following person[s] and] to the following address [or e-mail address[es]]:

Immatics N.V.

[For the attention of CEO: [•]]

Address:        Paul-Ehrlich-Strasse 15

                      72076 Tübingen

                      Federal Republic of Germany,

E-mail address[es]: [•]

15.3	Any notice or other communication to the Indemnitee shall be sent to the Indemnitee to the address or e-mail address set forth on the Indemnitee’s signature page hereto.

15.4

Each Party may from time to time change its address details for the receipt of notices and other communications in connection with this Agreement by notice to the other Party. Any such change shall become effective [five / [•]] Business Days after the notice is deemed to have been received or, if later, on the date specified in that notice.

15.5

Any notice or other communication shall only be effective upon receipt. A notice or other communication shall be deemed to have been received, if delivered personally, upon receipt, if delivered by courier or sent by registered post, upon confirmation of receipt, or if sent by e-mail, upon transmission in legible form.

16.	MISCELLANEOUS

16.1	Each Party shall from time to time perform all such acts and draw up and sign all such supplementary documents as may be necessary or desirable for the full performance of this Agreement.

16.2

This Agreement constitutes the entire agreement between the Parties in relation to its subject matter and supersedes any previous written or oral agreements between the Parties to the extent they have any bearing on its subject matter.

16.3

No failure or delay in exercising any right or remedy relating to this Agreement shall affect or operate as a waiver or variation of that right or remedy or preclude its exercise at any subsequent time. No single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

16.4	If any provision of this Agreement is held to be or becomes unenforceable, in whole or in part, under any law:

(a)

that provision or part of that provision will, to the extent of its unenforceability, be deemed not to form part of this Agreement but, subject to the restrictions of section 3:41 of the Dutch Civil Code, the enforceability of the remainder of this Agreement will not be affected; and

(b)	the Parties shall use reasonable efforts to agree on a replacement provision that is enforceable to achieve, so far as possible, the intended effect of the unenforceable provision.

16.5	No rights or obligations under this Agreement shall be transferable by a Party without the prior written consent of the other Party.

16.6	No waiver of any right, power or remedy under this Agreement shall be of any effect unless it is in writing and signed by or on behalf of the grantor.

16.7	This Agreement does not contain any stipulation in favour of a third party as referred to in section 6:253 of the Dutch Civil Code.

16.8

The Parties waive any right they may have at any time to nullify this Agreement in whole or in part under section 6:228 or 6:229 of the Dutch Civil Code or to dissolve this Agreement in whole or in part under section 6:265 of the Dutch Civil Code.

16.9	This Agreement may only be amended or supplemented pursuant to a written agreement between the Parties.

16.10	This Agreement may be executed in any number of counterparts. All the counterparts shall together constitute one and the same agreement.

17.	GOVERNING LAW AND COMPETENT COURT

17.1	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with Dutch law.

17.2

Any dispute arising out of or in connection with this Agreement, including a dispute relating to the existence, validity or termination thereof or any non-contractual obligation arising out of or in connection with it, shall be resolved by the Dutch courts. The competent court in Amsterdam, the Netherlands, shall have jurisdiction to hear any disputes in the first instance.

(Signature page follows)

AGREED AND SIGNED ON [•] BY

Immatics N.V.

Represented by:

Name: [•]
Title: [•]

[•]

Address: [•]
E-mail address: [•]